UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 23, 2003

NEXTEL PARTNERS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-29633	91-1930918
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Carillon Point Kirkland, Washington 98033 (425) 576-3600
(Address and Telephone Number of Registrant’s Principal Executive Offices)

ITEM 5.	OTHER EVENTS.

On July 23, 2003, Nextel Partners, Inc. (the “Company”) issued a press release announcing that Barry Rowan will be joining the Company as Vice President, Chief Financial Officer and Treasurer effective August 18, 2003, James Perry has been elected to the Company’s Board of Directors, and Linda Allen has been appointed as the Company’s Chief Accounting Officer.  A copy of the press release is being filed as Exhibit 99.1 hereto and is incorporated herein by reference.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) EXHIBITS.

Exhibit No.	Exhibit Description

99.1	Press Release issued July 23, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTEL PARTNERS, INC.

Date: July 23, 2003	By:	/s/ DONALD J. MANNING
Donald J. Manning
Vice President, General Counsel and Secretary